Exhibit 10.1
DIRECTOR APPOINTMENT AND NOMINATION AGREEMENT
This Director Appointment and Nomination Agreement, dated as of November 10, 2025 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and each individually a “member” of the Icahn Group) and Centuri Holdings, Inc. (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Board Representation and Board Matters.
(a)The Company and the Icahn Group agree as follows:
(i)on or prior to the date of this Agreement, the Company shall take or shall have taken all necessary action to increase the size of the Board of Directors of the Company (the “Board”) by one seat to eight (8), and following consultation with the Icahn Group, to appoint Dustin DeMaria (the “Icahn Designee”) to fill the resulting vacancy, effective on the date of this Agreement, with a term expiring at the 2026 annual meeting of stockholders of the Company (the “2026 Annual Meeting”).
(ii)as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Company agrees that the Company’s slate of nominees for election to the Board at the 2026 Annual Meeting will consist of no more than nine (9) individuals and will include, subject to his or her willingness and consent to serve, the Icahn Designee.
(iii)the Company shall use reasonable best efforts to cause the election of the Icahn Designee at the 2026 Annual Meeting (including by (A) recommending that the Company’s stockholders vote in favor of the election of the Icahn Designee, (B) including the Icahn Designee in the Company’s proxy statement and proxy card for the 2026 Annual Meeting and (C) otherwise supporting the Icahn Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). The Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to the 2026 Annual Meeting and not to pursue a special meeting of stockholders prior to the 2026 Annual Meeting regarding any matter, including the election of directors.
(iv)that as a condition to the Icahn Designee’s (and any Replacement Designee’s) appointment to the Board and subsequent nomination for election, the Icahn Designee agrees (and the Icahn Group agrees to cause the Icahn Designee and any Replacement Designee) to provide to the Company, prior to nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time to time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including, but not limited to, a completed D&O Questionnaire in the form separately provided by the Company to the Icahn Group (the “Nomination Documents”). The Icahn Designee will deliver the completed Nomination

Documents for the 2026 Annual Meeting in the ordinary course at the same time as the other nominees for election at the 2026 Annual Meeting.
(v)that, subject to Section 1(c) below, should the Icahn Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of stockholders subsequent to the 2026 Annual Meeting, following which the Icahn Group’s replacement rights pursuant to this Section 1(a)(v) shall terminate with respect to such Icahn Designee), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Icahn Group shall be entitled to designate, and the Company shall cause to be added as a member of the Board or as a nominee for election at an annual meeting of stockholders of the Company, as applicable, a replacement that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement Designee”). Any such Replacement Designee who becomes a Board member in replacement of the Icahn Designee shall be deemed to be the Icahn Designee for all purposes under this Agreement and, as a condition to being appointed to the Board, shall be required to sign a customary joinder to this Agreement. All references to Icahn Designee shall be deemed to include any Replacement Designee to the extent applicable.
(vi)for the avoidance of doubt, the Board’s approval of a Replacement Designee pursuant to Section 1(a)(v) shall not be considered unreasonably withheld if such replacement: (A) does not qualify as “independent” pursuant to the NYSE Rules (as defined below), (B) does not have the relevant financial and business experience to be a director of the Company, (C) does not satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company, or (D) serves on the board of directors or as an employee or otherwise has a material relationship with a competitor, supplier, customer or other entity which could create a potential conflict with the interests of the Company (collectively clauses (A) through (D), the “Director Criteria”); provided that (i) no new Director Criteria will be adopted that would have prevented the Icahn Designee from becoming a director had such criteria been in effect as of the date of this Agreement, unless such Director Criteria is reasonable and customary and applies to all directors, and (ii) based on the information which the Icahn Group and the Icahn Designee has provided to the Company as of the date of this Agreement, the Company acknowledges that Dustin DeMaria is deemed to satisfy the requirements of Section 1(a)(vi)(B).
(vii)that (A) for any annual meeting of stockholders subsequent to the 2026 Annual Meeting, the Company shall notify the Icahn Group in writing no less than thirty (30) days before the advance notice deadline set forth in the Company’s Bylaws whether the Icahn Designee will be nominated by the Company for election as a director at such annual meeting and (B) if the Icahn Designee is to be so nominated, shall use reasonable best efforts to cause the election of the Icahn Designee so nominated by the Company (including by (x) recommending that the Company’s stockholders vote in favor of the election of the Icahn Designee, (y) including the Icahn Designee in the Company’s proxy statement and proxy card for such annual meeting and (z) otherwise supporting the Icahn Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate), and the Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to any such annual meeting at which the Company has nominated the Icahn Designee and such

Icahn Designee has consented to being named, and is named, in the proxy statement relating to such annual meeting.
(viii)that as of the date of this Agreement, the Company represents and warrants that, (A) prior to the Board appointing the Icahn Designee as a director, the Board is composed of seven (7) directors and that there are no vacancies on the Board, and (B) immediately after the Board appoints the Icahn Designee as a director, the Board will be composed of eight (8) directors and that there will be no vacancies on the Board.
(ix)that from and after the date of this Agreement, so long as the Icahn Designee is a member of the Board, any Board consideration of appointment and employment of the Chief Executive Officer or Chief Financial Officer of the Company, mergers and acquisitions of material assets, or dispositions of material assets, or similar extraordinary transactions, such consideration, and voting with respect thereto shall take place only at the full Board level or in committees of which the Icahn Designee is a member (for the avoidance of doubt, nothing in this Agreement changes, amends, or modifies the authority, duties and obligations of the Compensation Committee of the Board).
(x)the Icahn Designee confirms that he or she will recuse himself or herself from such portions of Board or committee meetings, if any, involving actual conflicts between the Company and the Icahn Group. Promptly following the receipt of the Nomination Documents, the Board shall make a determination as to whether the Icahn Designee, based solely upon the representations provided by the Icahn Group in Section 7 of this Agreement and the information provided to the Board by the Icahn Designee in the Nomination Documents, are independent under the Board’s independence guidelines, the independence requirements of the New York Stock Exchange (the “NYSE Rules”), and the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As applicable, the Icahn Designee (and the Replacement Designee) will comply with any additional requirements under the federal securities laws with respect to any specific committee on which they may serve.
(xi)that, to the extent permitted by law and the Company’s existing insurance coverage, from and after the time the Icahn Designee is a member of the Board, the Icahn Designee shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company, and at such time the Icahn Designee is no longer a member of the Board, then the same indemnification and insurance provisions and coverage as are applicable to former directors of the Company.
(xii)subject to compliance with all stock exchange rules, the Board will consider appropriate appointments for the Icahn Designee to applicable Board committees as they would consider such appointments for other Board candidates. Notwithstanding the foregoing, the Company acknowledges that for so long as the Icahn Designee is a member of the Board, the Icahn Designee shall have the same rights as any other director with respect to being permitted to attend (as an observer and without voting rights) any committee meeting regardless of whether such director is a member of such committee, except in cases where privileged matters will be discussed or reviewed (unless the Icahn Designee commits, in writing, on terms reasonably satisfactory to the Company, not to share information relating to such matters with anyone, including the Icahn Group, its Affiliates (as defined below), Associates (as defined below) and representatives), where the matters under consideration involve an actual conflict of interest between the Company and the Icahn Group or its Affiliates or Associates, or where, upon advice of outside counsel to the Company, the Icahn Designee’s attendance would jeopardize any legal privilege. Notwithstanding the foregoing, the Icahn Designee shall not be entitled to materials prepared by or for the Company or the Board in connection with its consideration and evaluation of the Icahn Group or the Icahn Designee or its negotiation of this Agreement.

(b)At all times from the date of this Agreement through the termination of his or her service as a member of the Board, the Icahn Designee shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members and of which the Icahn Designee has been provided written copies in advance (or which have been filed with the Securities and Exchange Commission (“SEC”) or posted on the Company’s website), including but not limited to the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Insider Trading Policy and its other corporate policies (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). In addition, the Icahn Designee is aware of and shall act in accordance with his or her fiduciary duties with respect to the Company and its stockholders. For the avoidance of doubt, the Parties agree that notwithstanding the terms of any Company Policies, in no event shall any Company Policy apply to the Icahn Group, other than the Icahn Designee in his or her capacity as a member of the Board or as provided in the Confidentiality Agreement or as may be agreed with the Icahn Group from time to time.
(c)Any provision in this Agreement to the contrary notwithstanding, if at any time after the date of this Agreement, the Icahn Group, together with any Icahn Affiliates (as defined below), ceases collectively to beneficially own (for all purposes in this Agreement, the terms “beneficially own” and “beneficial ownership” shall have the meaning ascribed to such terms as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act), an aggregate Net Long Position of at least 5,423,836 of the total outstanding shares of Common Stock, $0.01 par value (“Common Shares”) (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) the Icahn Designee (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee.
The Icahn Group shall provide the Company with written notice within two (2) business days should the Icahn Group, together with any Icahn Affiliates, cease to beneficially own an aggregate Net Long Position in at least 5,423,836 of the total outstanding Common Shares.
The Icahn Group, upon request, shall keep the Company regularly apprised of the Net Long Position (as defined below) of the Icahn Group and the Icahn Affiliates to the extent that such position differs from the ownership positions publicly reported on the Icahn Group’s Schedule 13D and amendments thereto or, in the event the Icahn Group is no longer required to file or update a Schedule 13D regarding its ownership of Common Shares, the Icahn Group’s Form 13F.
For purposes of this Agreement, (a) the term “Net Long Position” shall mean such Common Shares beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and (b) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
The Icahn Designee shall, prior to his or her appointment to the Board (including any Replacement Designee), and each member of the Icahn Group shall cause the Icahn Designee (including any Replacement Designee) to, execute an irrevocable resignation in the form attached to this Agreement as Exhibit A.
(d)So long as the Icahn Group, together with the Icahn Affiliates, beneficially owns an aggregate Net Long Position in at least 5,423,836 of the total outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar type events), the Company shall not adopt a Rights Plan with an “Acquiring Person” beneficial ownership threshold below 20% of the then-outstanding Common Shares (excluding through Synthetic Positions), unless the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to (i) a beneficial ownership of 20% of the then-outstanding Common Shares (excluding through Synthetic Positions) or (ii) an economic exposure through Synthetic Positions of 5% of the then-outstanding Common Shares (excluding Voting Securities or rights or options to acquire Voting Securities or beneficial ownership thereof), respectively. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “stockholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company, other than ratably to all stockholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement. If any person is exempted under any such Rights Plan to acquire Common Shares to increase its beneficial ownership above 20% of the then-outstanding Common Shares, the Company shall also permit the Icahn Group to increase its beneficial ownership to an amount equal to such person (if higher than the Icahn Group’s beneficial ownership).
2.Additional Agreements.
(a)Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, solely in connection with the 2026 Annual Meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the 2026 Annual Meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2026 Annual Meeting, to be present for quorum purposes and to be voted, at the 2026 Annual Meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at such annual meeting, (B) against any nominees that are not nominated by the Board for election at the 2026 Annual Meeting, (C) against any stockholder proposal to increase the size of the Board or any other stockholder proposal (including any submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) which the Board recommends Company stockholders vote against and (D) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence and in Section 2(b), the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at the 2026 Annual Meeting.

(b)Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, that for any annual meeting of stockholders subsequent to the 2026 Annual Meeting, if the Board has agreed to nominate the Icahn Designee for election at such annual meeting and the Icahn Designee has consented to be nominated at such annual meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the applicable annual meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such annual meeting, to be present for quorum purposes and to be voted at such annual meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at such annual meeting, (B) against any (i) stockholder proposal to increase the size of the Board or any other stockholder proposal (including any submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) which the Board recommends Company stockholders vote against and (ii) nominees that are not nominated by the Board for election at such annual meeting, and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any such annual meeting following the 2026 Annual Meeting.
(c)Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, that for any special meeting of stockholders, then so long as (x) any Icahn Designee (or Replacement Designee) is a member of the Board at the time of such special meeting or (y) the Icahn Group has the right to designate a Replacement Designee at such time (including at such special meeting), each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the applicable special meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such special meeting, to be present for quorum purposes and to be voted at such special meeting or at any adjournment or postponement thereof, (A) for each director nominated or supported by the Board for election at such special meeting, and (B) against any (i) proposal to remove directors or increase the size of the Board or any other stockholder proposal (including any submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) which the Board recommends Company stockholders vote against and (ii) nominees that are not nominated by the Board for election at such special meeting. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any such special meeting.
(d)As used in this Agreement, the term “Voting Securities” shall mean the Common Shares that such person has the right to vote or has the right to direct the vote. For purposes of this Section 2, no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, (x) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (y) the term “Associate” shall mean (A) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.
3.Icahn Group Restrictions.
(a)From and after the date hereof, until the later of (x) thirty (30) days before the nomination deadline for stockholders to nominate candidates for the annual meeting following the 2026 Annual Meeting and (y) thirty (30) days after such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing) (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and Associates not to, directly or indirectly:
(i)acquire, offer or propose to acquire, by purchase or otherwise, or direct any third party in the acquisition of, (A) any Voting Securities (or beneficial ownership thereof), rights or options to acquire any Voting Securities (or beneficial ownership thereof) if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates, would in the aggregate, have beneficial ownership of a Net Long Position of 20% or more of the then-outstanding Common Shares (excluding through Synthetic Positions) or (B) any Synthetic Positions of the Company if immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates, would in the aggregate, have economic exposure through Synthetic Positions of 5% or more of the then-outstanding Common Shares (excluding Voting Securities or rights or options to acquire Voting Securities or beneficial ownership thereof); provided that, for purposes of this Section 3(a)(i), no Person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;
(ii)except with respect to the signatories (all of whom are a member of the Icahn Group and a party to this Agreement) to the Icahn Group’s Schedule 13D to be filed with the SEC concurrently with the execution of this Agreement (the “Icahn Schedule 13D”), form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company; provided that the Icahn Schedule 13D shall not be amended to add additional members to the Icahn Group other than persons that are and remain wholly-owned and controlled by an existing member of the Icahn Group;
(iii)present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders, any proposal for consideration for action by stockholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including any solicitation of consents that seeks to call a special meeting of stockholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;
(iv)grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Section 2(a) or Section 2(b);
(v)call or seek to call any special meeting of the Company’s stockholders or action by written consent in lieu of a meeting (or call or seek to call for the setting of a record date therefor) or make any request under Section 220 of the Delaware General Corporation Law or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;
(vi)institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company (other than to enforce the provisions of this Agreement), any of its subsidiaries, any of its current or former directors or officers, representatives, or labor unions representing any of the Company’s current or former employees;
(vii)separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below) or financing transaction of the Company; provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction; and provided further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at a higher consideration per share, provided that the foregoing (x) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (y) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 3(a)(vii) with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, amalgamation, reorganization, restructuring, recapitalization, disposition, distribution, split-off, spin-off, asset sale, joint venture or other business combination, liquidation or dissolution;
(viii)seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;
(ix)make any public communication in opposition to (A) any Extraordinary Transaction or (B) any financing transaction, in each case involving the Company;
(x)seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of stockholders, except in accordance with Section 2(a) or Section 2(b) or Section 2(c);
(xi)make any public proposal or request with respect to (A) controlling, changing or influencing the Board or management of the Company or its subsidiaries, including plans or proposals relating to any change in the number or term of directors or the filling of any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company or its subsidiaries, (C) any other material change in the Company’s management, business or corporate or governance structure, (D) any waiver, amendment or modification to the Company’s Articles of Incorporation or Bylaws, operations, business, corporate strategy, corporate structure, capital structure or allocation, share repurchase or dividend policies or other policy or (E) any waiver, amendment or modification to the collective bargaining agreements between the Company and any labor union representing any of the Company’s current or former employees (it being understood that this clause (xi) shall not restrict private discussions with the Board regarding such matters that would not require the Company or any member of the Icahn Group to make any public disclosure);
(xii)publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or
(xiii)encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing.
(b)Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, neither a member of the Icahn Group nor any of the Icahn Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) the Company, the Company’s respective current or former officers or directors, or labor unions representing any of the Company’s current or former employees and (ii) so long as the Icahn Group has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors.
(c)The Icahn Group shall not enter into any agreement with, or compensate, the Icahn Designee with respect to his or her role or service (including voting) as a director of the Company.
4.Public Announcements. Unless otherwise agreed, no earlier than 6:30 a.m., New York City time, on the first trading day after the date of this Agreement, the Company shall announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit B (the “Press Release”). The Company acknowledges that the Icahn Group intends to file this Agreement and the Press Release (if any) as an exhibit to the Icahn Schedule 13D. The Icahn Group will file the Icahn Schedule 13D with the SEC on the same trading day that the Company issues the Press Release. The Icahn Group has provided a complete and correct copy of the Icahn Schedule 13D to the Company prior to the execution of this Agreement. The Icahn Group will not issue a separate press release. The Icahn Group shall have an opportunity to review in advance the Form 8-K filing to be made by the Company with respect to this Agreement. During the Standstill Period, the Company shall have an opportunity to review in advance any amendment to Icahn Schedule 13D to be filed with the SEC by the Icahn Group on or after the date of this Agreement.

5.Confidentiality Agreement. The Company hereby agrees that: (a) the Icahn Designee is permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit C (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute and deliver to the Company and cause the Icahn Designee (and any Replacement Designee) to abide by) and (b) the Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto. At any time the Icahn Designee is a member of the Board, the Board shall not adopt a policy precluding members of the Board from speaking to Mr. Carl C. Icahn with respect to non-privileged matters (upon the advice of internal or outside counsel), and the Company confirms that it will advise members of the Board, including the Icahn Designee, that they may, but are not obligated to, speak to Mr. Carl C. Icahn with respect to non-privileged matters (but subject to the Confidentiality Agreement, mutatis mutandis), if they are willing to do so and subject to their fiduciary duties and Company Policies (but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group or involve privileged matters). Further, each party hereto acknowledges that it is aware that its obligations under the federal securities laws (as well as stock exchange regulations) prohibit any person who has material, non-public information concerning the Company from trading, purchasing or selling the Company’s securities when in possession of such information and from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.
6.Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.
7.Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (a) the Icahn Group collectively beneficially own, an aggregate of 10,847,672 Common Shares, (b) except as set forth in the preceding clause (a), no member of the Icahn Group, individually or in the aggregate with any Icahn Affiliate, has any other beneficial ownership of, or economic exposure (including through Synthetic Positions) to, any Common Shares, nor does it currently have or have any right to acquire any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), and (c) no member of the Icahn Group has any knowledge of any other stockholder of the Company that intends to submit a notice to the Company to nominate directors at or bring other business before the 2026 Annual Meeting or before any special meeting.
8.Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, (a) none of the Company, the

Board nor their respective advisors are engaged in discussions to grant board representation or board designation rights to any other stockholder of the Company, except for the Icahn Group, and (b) the Company will establish as the record date (i) for the 2026 Annual Meeting a date within 30 days before or after the date that is the one-year anniversary of the record date for the 2025 Annual Meeting (i.e., within 30 days before or 30 days after February 24, 2026), and (ii) for any annual meeting of stockholders subsequent to the 2026 Annual Meeting, a date within 30 days before or after that is the one-year anniversary of the record date for the prior year’s annual meeting. Once the record date for the 2026 Annual Meeting or any subsequent meeting, as applicable, has been established and disclosed by the Board, except to the extent required by law, any court of competent jurisdiction, or any governmental or regulatory body, including the Securities and Exchange Commission or the rules or regulations of the New York Stock Exchange, without the written consent of the Icahn Group (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not change the record date for the 2026 Annual Meeting. Further, the Company agrees that if the Company enters into an agreement, arrangement or understanding, or otherwise grants any rights, to any other stockholder of the Company to avoid a proxy or similar contest with such stockholder at the 2026 Annual Meeting or any annual meeting of stockholders subsequent to the 2026 Annual Meeting, then to the extent such agreement, arrangement or understanding grants any right or rights that are more favorable than those set forth in this Agreement, the Company agrees it shall offer the same such rights to the Icahn Group.
9.Limitations on Sale. No member of the Icahn Group shall execute or offer to execute a block sale (or series of related block sales) that aggregates to 5% or more of the then-outstanding Common Shares (or any voting rights decoupled from such shares) to any person or “group” (as defined under Section 13(d) of the Exchange Act) unless (a) such person or group has not filed a Schedule 13D with the SEC in respect of its ownership of securities of the Company and does not have an ownership interest of 5% or more of the Company’s outstanding Common Shares (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism) and (b) such member of the Icahn Group reasonably believes that such person or group would not, as a result of the acquisition of such securities, be required to file a Schedule 13D in respect of its ownership of securities of the Company or obtain an ownership interest of 5% or more of the Company’s outstanding Common Shares (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism).
10.Miscellaneous. Following the appointment of the Icahn Designee to the Board pursuant to Section 1(a)(i), this Agreement shall thereafter terminate and be of no further force or effect upon the termination of the Standstill Period (other than (a) this Section 10 through Section 19, each of which shall survive termination of this Agreement and (b) the Confidentiality Agreement, which shall survive in accordance with its terms). For the avoidance of doubt, no termination pursuant to this Section 10 relieves any party from liability for any breach prior to such termination. Notwithstanding anything set forth herein to the contrary, if, based on a written legal opinion, any provision set forth herein shall cause the Board, on the one hand, or the Icahn Group, on the other hand, to violate Delaware law, the Board or the Icahn Group, as applicable, shall not be obligated to comply with that provision and such non-compliance shall not constitute a breach of this Agreement. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery or other federal or state courts in the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or other federal or state courts in the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
11.No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
12.Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.
13.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 13 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 13), (b) delivered by hand to the address specified in this Section 13, when actually received by hand providing proof of delivery, or (c) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 13:
if to the Company:
Centuri Holdings, Inc.
19820 North 7th Avenue, Suite 120
Phoenix, Arizona 85027
Attention:    Jason S. Wilcock, Chief Legal & Administrative Officer
Email:    jwilcock@centuri.com

With copies to (which shall not constitute notice):
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention:    Travis Wofford
    Clinton W. Rancher
Email:    travis.wofford@bakerbotts.com
    clint.rancher@bakerbotts.com
if to the Icahn Group:
Icahn Capital LP
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention:    Jesse Lynn, Chief Operating Officer
Email:    jlynn@sfire.com
14.Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
15.Counterparts. This Agreement may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.
16.Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.
17.No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.
18.Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.
19.Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits,

Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive. As used in this Agreement, the term “Synthetic Position” shall mean any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any equity securities of the Company or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of any equity securities of the Company and are designed to produce economic benefits and risks that correspond to the ownership of securities or interests of the Company, in each case regardless of whether (i) it conveys any voting rights in such securities to any Person, (ii) it is required to be or capable of being settled, in whole or in part, in cash or in equity securities of the Company or otherwise or (iii) any Person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

CENTURI HOLDINGS, INC.

By:	/s/ Christian I. Brown
Name:	Christian I. Brown
Title:	President and Chief Executive Officer

[Signature Page to Director Appointment and Nomination Agreement between Centuri Holdings, Inc. and the Icahn Group]

ICAHN GROUP:

/s/ Carl C. Icahn
Carl C. Icahn

/s/ Dustin DeMaria
Dustin DeMaria

ICAHN PARTNERS LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

[Signature Page to Director Appointment and Nomination Agreement between Centuri Holdings, Inc. and the Icahn Group]

ICAHN ENTERPRISES HOLDINGS L.P.
By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IPH GP LLC

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ONSHORE LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

[Signature Page to Director Appointment and Nomination Agreement between Centuri Holdings, Inc. and the Icahn Group]

BECKTON CORP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Vice President

ICAHN ENTERPRISES L.P.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IEP UTILITY HOLDINGS LLC

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

[Signature Page to Director Appointment and Nomination Agreement between Centuri Holdings, Inc. and the Icahn Group]

SCHEDULE A

Beckton Corp.

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

IPH GP LLC

Carl C. Icahn

Dustin DeMaria

Icahn Enterprises L.P.

IEP Utility Holdings LLC

EXHIBIT A
[FORM OF RESIGNATION]
November 10, 2025

Board of Directors
Centuri Holdings, Inc.
19820 North 7th Avenue, Suite 120
Phoenix, Arizona 85027

Re:	Resignation

Ladies and Gentlemen:
This irrevocable resignation is delivered pursuant to that certain Director Appointment and Nomination Agreement, dated as of November 10, 2025 (the “Agreement”) among Centuri Holdings, Inc. and the Icahn Group. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.
Pursuant to Section 1(c) of the Agreement, effective only upon, and subject to, such time as the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position in at least 5,423,836 Common Shares, I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,

Name:

A-1

EXHIBIT B
PRESS RELEASE

Centuri Appoints Dustin DeMaria to Board of Directors
Company Enters into Cooperation Agreement with Icahn Enterprises

PHOENIX, November 11, 2025 -- Centuri Holdings, Inc. (NYSE: CTRI) (“Centuri” or the "Company"), a leading, North American utility infrastructure services company, today announced that it has appointed Dustin DeMaria, a Senior Analyst at Icahn Enterprises L.P. and Icahn Capital LP (collectively with certain affiliates thereof, “IEP”), to the Centuri Board of Directors, effective immediately, pursuant to a Director Appointment and Nomination Agreement with IEP.

Mr. DeMaria joins as an independent director and will stand for election at Centuri’s 2026 Annual Meeting of Shareholders. The Company has agreed to include Mr. DeMaria on its recommended slate of nominees for election at the meeting.

“We have enjoyed a constructive relationship with IEP since Centuri’s entrance into the public market last year. We welcome Dustin to the Board of Directors and look forward to harnessing his considerable market experience as we work together to deliver increasing value for all our shareholders,” said Chris Krummel, Chair of the Centuri Board of Directors.

IEP Chairman Carl C. Icahn stated, “This is an exciting moment for Centuri as it capitalizes on the unprecedented demand for power infrastructure across North America. We look forward to working closely with President and CEO Christian Brown, management, and the Board of Directors to create substantial long-term shareholder value.”

With the appointment of Mr. DeMaria, the Centuri Board of Directors has expanded to eight members, six of whom are independent, including the Board Chair.

Pursuant to the Director Appointment and Nomination Agreement, IEP has agreed to customary standstill, voting commitments and other provisions. Such agreement will be filed on a Form 8-K with the Securities and Exchange Commission (the “SEC”).

About Dustin DeMaria

Dustin DeMaria joined IEP in 2022 and serves as a Senior Analyst. Prior to his position at IEP, Mr. DeMaria served as a Director at Zipari, a portfolio company of Thoma Bravo. Prior to Zipari, Mr. DeMaria worked as an investment banking associate at Moelis & Company. Mr. DeMaria has served as a director of CVR Energy, Inc. since March 2024, and Viskase Companies, Inc. since March 2023. IEP, CVR Energy and Viskase are indirectly controlled by Mr. Carl C. Icahn. Mr. DeMaria received a Master of Business Administration from the S. C. Johnson College of Business at Cornell University and a Bachelor of Business Administration from Roanoke College.
About Centuri
Centuri Holdings, Inc. is a strategic utility infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can often be identified by the use of words such as “will,” “predict,” “continue,” “forecast,” “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. The specific forward-looking statements made herein include (without limitation) statements regarding our ability to deliver increasing value for all our shareholders and the 2026 Centuri Annual Meeting of Shareholders. A number of important risks, uncertainties and other factors affecting the business and financial results of Centuri could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, capital market risks and the impact of general economic or industry conditions and those detailed from time to time in Centuri’s reports filed with the SEC, including Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024. Factors that could cause actual results to differ also include (without limitation) those discussed in Centuri’s filings filed from time to time with the SEC. The statements in this press release are (i) made as of the date of this press release, even if subsequently made available by Centuri on its website or otherwise, and (ii) based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Except to the extent required by applicable law, Centuri does not assume any obligation to update or revise the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise. You are cautioned not to place undue reliance on these forward-looking statements.
For Centuri Shareholders, contact:
Nate Tetlow
(480) 851-8426
Ntetlow@centuri.com
For Centuri media information, contact:
Jennifer Russo
(602) 781-6958
JRusso@Centuri.com
Source: Centuri Holdings, Inc.

EXHIBIT C
CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT
CENTURI HOLDINGS, INC.
November 10, 2025
To:    Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)
Ladies and Gentlemen:
This letter agreement shall become effective upon the appointment of the Icahn Designee to the Board of Directors (the “Board”) of Centuri Holdings, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Director Appointment and Nomination Agreement (the “Nomination Agreement”), dated as of November 10, 2025, among the Company and the Icahn Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, the Icahn Designee may, if and to the extent he or she desires to do so, disclose non-privileged information he or she obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this letter agreement, and that other members of the Board may similarly disclose information to you if they wish to do so, subject to the Company Policies and subject to their fiduciary duties. The Company may also furnish non-privileged information to you and your Representatives. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, affiliates, representatives, attorneys, advisors, directors, officers or employees, subject to the restrictions in paragraph 2 (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the Icahn Designee, or by or on behalf of the Company or any Company Representative (as defined below), including discussions or matters considered in meetings of the Board or Board committees, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.
1.    The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by the Icahn Designee, or by or on behalf of the Company, any of its subsidiaries or their respective agents, representatives, attorneys, advisors, directors (other than the Icahn Designee), officers or employees (collectively, the

“Company Representatives”), or (iii) is received from a source other than the Icahn Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, any of its subsidiaries or any other person with respect to such information at the time the information was disclosed to you.
2.    You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential, (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company and (c) use the Evaluation Material only in connection with monitoring and advising you on your investment in the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this letter agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that no Icahn Designee (including any Replacement Designee) shall disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege. “Legal Advice” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and any discussions, deliberations or materials concerning such advice or which would otherwise be subject to legal privileges and protections and shall not include factual information or the formulation or analysis of business strategy solely to the extent that it is not protected by the attorney-client, attorney work product or other legal privilege or protection. It is understood and agreed that the Company may, from time to time, on the advice of counsel, determine that disclosure of certain of its competitively sensitive Evaluation Material by the Icahn Designees to the Icahn Group and its Representatives may have adverse consequences to its business or under applicable law, in which case such competitively sensitive Evaluation Material may, at the Company’s sole discretion, be made available by the Icahn Designees to the Icahn Group and its Representatives only in accordance with additional procedures mutually agreed by the Icahn Designees and the Company in writing to permit disclosure of such competitively sensitive Evaluation Material in an appropriate manner.
3.    In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will (a) promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense and (b) produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.
4.    You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company or any of its subsidiaries (other than the Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer, General Counsel, or such other persons approved in writing by the foregoing or the Board) concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not prevent any Icahn Designee acting in his capacity as a Board member from seeking Company information in the discharge of his or her fiduciary duties (nor shall it apply to any other Board members).
5.    All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Icahn Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use reasonable best efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, the obligation to return or destroy Evaluation Material shall not cover information (i) that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices or (ii) retained on a confidential basis solely to the extent required to comply with applicable law and/or any internal record retention requirements; provided that such materials referenced in this sentence shall remain subject to the terms of this letter agreement applicable to Evaluation Material, and you and your Representatives will continue to be bound by the obligations contained herein for as long as any such materials are retained by you or your Representatives.

6.    You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal or state securities laws, and you agree that you shall not, and you shall use reasonable best efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction in the Company Shares or any of the Company’s other securities on the basis of such information in violation of such laws.
7.    You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).
8.    Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.
9.    You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Delaware Court of Chancery or other federal or state courts in the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.
10.    Each of the parties (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts in the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Delaware Court of Chancery or other federal or state courts in the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
11.    This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.
12.    All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 12 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 12), (b) delivered by hand to the address specified in this Section 12, when actually received by hand providing proof of delivery, or (c) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 12:

if to the Company:

Centuri Holdings, Inc.
19820 North 7th Avenue, Suite 120 Phoenix, Arizona 85027
Attention:	Jason S. Wilcock, Chief Legal & Administrative Officer
Email:	jwilcock@centuri.com

With copies to (which shall not constitute notice):

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002

Attention:	Travis Wofford Clinton W. Rancher
Email:	travis.wofford@bakerbotts.com clint.rancher@bakerbotts.com

if to the Icahn Group:

Icahn Capital LP
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention:	Jesse Lynn, Chief Operating Officer
Email:	jlynn@sfire.com

13.    If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.
14.    This letter agreement may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.
15.    This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.
16.    The Icahn Group shall cause any Replacement Designee appointed to the Board pursuant to the Nomination Agreement to execute a copy of this letter agreement.
17.    This letter agreement shall expire three (3) years from the date on which no Icahn Designee remains a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and (ii) retained pursuant to Section 5.
18.    No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.
19.    Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” In all instances, the term “or” shall not be deemed to be exclusive.
[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

CENTURI HOLDINGS, INC.

By:
Name:	Christian I. Brown
Title:	President and Chief Executive Officer

Accepted and agreed as of the date first written above:

Carl C. Icahn

Dustin DeMaria

ICAHN PARTNERS LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

[Signature Page to Confidentiality Agreement between Centuri Holdings, Inc. and the Icahn Group]

By:
Name:	Ted Papapostolou
Title:	President; and Chief Executive Officer
ICAHN ENTERPRISES HOLDINGS L.P.
By:	Icahn Enterprises G.P. Inc., its general partner

By:
Name:	Ted Papapostolou
Title:	President; and Chief Executive Officer

IPH GP LLC

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer
ICAHN ONSHORE LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:
[Signature Page to Confidentiality Agreement between Centuri Holdings, Inc. and the Icahn Group]

Name:	Jesse Lynn
Title:	Chief Operating Officer

BECKTON CORP

By:
Name:	Jesse Lynn
Title:	Vice President

ICAHN ENTERPRISES L.P.

By:
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IEP UTILITY HOLDINGS LLC

By:
Name:	Ted Papapostolou
Title:	Chief Financial Officer
[Signature Page to Confidentiality Agreement between Centuri Holdings, Inc. and the Icahn Group]

SCHEDULE A

Beckton Corp.

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

IPH GP LLC

Carl C. Icahn

Dustin DeMaria

Icahn Enterprises L.P.

IEP Utility Holdings LLC